UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020 (May 5, 2020)

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KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38789	61-1898603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Greensboro Dr. Suite 300 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 288-3380

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Compensatory Arrangements of Certain Officers

KLDiscovery Inc. (the “Company”) previously granted to Krystina Jones, its Executive Vice President, Global LT Sales & Marketing (i) an award of 9,878 restricted stock units of the Company (the “RSUs”) pursuant to the terms of its 2019 Incentive Award Plan (the “Plan”) and award agreement thereunder (“Award Agreement”) and (ii) a stock option award to purchase 29,913 shares of the common stock of the Company (the “Option”), pursuant to the terms of the Plan and an option agreement thereunder (“Option Agreement”).

In order to facilitate the granting of equity-based compensation awards to one or more of the Company’s other employees or service providers, on May 5, 2020, Ms. Jones agreed with the Company to forfeit, without compensation, the 3,000 RSUs and 6,000 Options awarded to her.  For the avoidance of doubt, the remaining RSUs and Options awarded to Ms. Jones will continue to be subject to the terms of the Plan and the Award Agreement and Option Agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.
Date: September 17, 2020	By:	/s/ Dawn Wilson
	Name:	Dawn Wilson
	Title:	Chief Financial Officer